FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Second Quarter 2023 Results
- Infrastructure: DBM Global achieved second quarter revenue of $362.4 million and delivered gross margin expansion versus prior year -
- Life Sciences: MediBeacon filed Clinical Study Report with FDA -
- Spectrum: Broadcasting sees indications of stabilization in linear TV networks; new OTA distribution opportunities emerging -
WEST PALM BEACH, FL, August 9, 2023 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the second quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Revenue	$368.8	$392.2	(6.0)%	$686.7	$805.0	(14.7)%
Net loss attributable to common stockholders	$(10.5)	$(13.6)	22.8%	$(20.7)	$(27.2)	23.9%
Basic and Diluted loss per share - Net loss attributable to common stockholders	$(0.13)	$(0.18)	27.8%	$(0.27)	$(0.35)	22.9%
Total Adjusted EBITDA(1)	$16.5	$12.1	36.4%	$21.4	$23.6	(9.3)%

(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary
“INNOVATE reported strong second quarter results with revenue of $368.8 million and adjusted EBITDA of $16.5 million, as our operating segments are capitalizing on attractive market opportunities," said Avie Glazer, Chairman of INNOVATE. “The strength in the second quarter was driven by INNOVATE's Infrastructure segment which expanded adjusted EBITDA margin by approximately 100 basis points. We also remain excited by developments and opportunities in the Life Sciences segment as MediBeacon completed the Phase 3 Transdermal GFR Pivotal Study and filed the Clinical Study Report with FDA. At Spectrum, adjusted EBITDA grew both sequentially and year-over-year."

"We are deeply saddened by Wayne Barr's passing and greatly appreciate his leadership and many significant contributions to INNOVATE. Wayne's strategic vision and operating expertise were instrumental in setting INNOVATE on a path toward future success, and we were fortunate to have him as our CEO," Glazer added. "We are confident that Paul Voigt, building on his prior experience with the Company and each of our three operating segments, will help INNOVATE capitalize on opportunities to unlock value and deliver returns for shareholders."

Second Quarter 2023 Highlights
•On May 9, 2023, the Company consummated the purchase of all of the Series A Fixed-to-Floating Rate Perpetual Preferred Stock (the “Series A Preferred”) issued by DBM Global Intermediate Holdco Inc. held by Continental General Insurance Company (“CGIC”) for $42.2 million, including $0.4 million of accrued dividends, consisting of $7.1 million of cash and a $35.1 million unsecured note that is due in 2026. The purchase was precipitated by a redemption notice received from CGIC, which notice was permitted to be delivered by CGIC under the terms of the Series A Preferred.

Infrastructure
•DBM Global Inc. ("DBMG") reported second quarter 2023 revenue of $362.4 million, a decrease of 5.2%, compared to $382.1 million in the prior year quarter. Net Income was $7.0 million, compared to $6.8 million for the prior year quarter. Adjusted EBITDA increased to $23.5 million from $20.9 million in the prior year quarter.
•DBM Global grew Adjusted EBITDA margin to 6.5% in the second quarter, an expansion of approximately 100 basis points year-over-year.
•DBM Global’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.5 billion as of June 30, 2023, compared to $1.8 billion as of December 31, 2022.

Life Sciences
•R2 Technologies, Inc. ("R2") has now shipped 284 GLACIAL® devices globally.
•MediBeacon completed the Phase 3 Transdermal GFR Pivotal Study and filed the Clinical Study Report with FDA.
•MediBeacon submitted the Transdermal GFR Medical Device Regulation application in Europe.
•MediBeacon research related to Transdermal GFR use in monitoring acute kidney function changes was published in the peer reviewed journal of American Society for Artificial Internal Organs.
•MediBeacon received formal feedback from FDA on future clinical study plans related to Gastroenterology, Ophthalmology and Surgical Visualization.

Spectrum
•Broadcasting appointed Matt Katrosar as Chief Executive Officer in July. Most recently, Mr. Katrosar served as Vice President of Sales for Paramount Global where he led the company’s streaming and programmatic sales functions.
•Linear broadcast TV networks are seeing indications of stabilization in the second quarter and are looking ahead to a stronger 2024.
•New business opportunities are emerging in other areas, including religious networks and FAST channels looking for "over-the-air" distribution.
•For the second quarter of 2023, Broadcasting reported revenue of $5.7 million, compared to $9.1 million in the prior year quarter. The decrease was primarily driven by the elimination of advertising revenues at Azteca, which ceased operations on December 31, 2022. This was partially offset by an increase in station revenues, which launched new markets and networks with its customers in the current period.
•For the second quarter of 2023, Broadcasting reported Net Loss of $5.3 million compared to $5.7 million in the prior year quarter. Adjusted EBITDA was $0.8 million, compared to Adjusted EBITDA of $0.4 million in the prior year quarter.

Second Quarter 2023 Financial Highlights
•Revenue: For the second quarter of 2023, INNOVATE's consolidated revenue was $368.8 million, a decrease of 6.0%, compared to $392.2 million for the prior year quarter. The decrease was primarily driven by our Infrastructure segment, and, to a lesser extent, our Spectrum segment. The decline at the Infrastructure segment was driven by lower revenue at DBMG's industrial maintenance and repair business and the timing of projects at the commercial structural steel fabrication business. Revenues at our Spectrum segment decreased primarily as a result of the termination of HC2 Network, Inc. ("Network") and its associated Azteca America network ("Azteca") content on December 31, 2022.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Infrastructure	$362.4	$382.1	$(19.7)	$674.1	$784.3	$(110.2)
Life Sciences	0.7	1.0	(0.3)	1.2	1.8	(0.6)
Spectrum	5.7	9.1	(3.4)	11.4	18.9	(7.5)
Consolidated INNOVATE	$368.8	$392.2	$(23.4)	$686.7	$805.0	$(118.3)

•Net Loss: For the second quarter of 2023, INNOVATE reported a Net Loss attributable to common stockholders of $10.5 million, or $0.13 per fully diluted share, compared to a Net Loss of $13.6 million, or $0.18 per fully diluted share, for the prior year quarter. The decrease in Net Loss was due to a net increase in gross profit, and reductions in other operating expenses, depreciation and amortization and selling, general and administrative expenses ("SG&A"). The increase in gross profit was primarily due to the increase in our Infrastructure segment due to timing of higher margin projects at the commercial structural steel fabrication business, which was partially offset by lower contribution at the industrial maintenance and repair business. The decrease in Net Loss was partially offset by an increase in interest expense attributable to higher interest rates, increased amortization of debt issuance costs on the debt, and higher outstanding principal balances.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase / (Decrease)
Infrastructure	$7.0	$6.8	$0.2	$9.0	$12.9	$(3.9)
Life Sciences	(2.9)	(5.3)	2.4	(5.7)	(9.4)	3.7
Spectrum	(5.3)	(5.7)	0.4	(10.3)	(9.1)	(1.2)
Non-operating Corporate	(8.2)	(9.5)	1.3	(20.1)	(20.8)	0.7
Other and eliminations	(0.5)	1.3	(1.8)	8.2	1.6	6.6
Net loss attributable to INNOVATE Corp.	$(9.9)	$(12.4)	2.5	$(18.9)	$(24.8)	$5.9
Less: Preferred dividends	0.6	1.2	(0.6)	1.8	2.4	(0.6)
Net loss attributable to common stockholders	$(10.5)	$(13.6)	$3.1	$(20.7)	$(27.2)	$6.5

•Adjusted EBITDA: For the second quarter of 2023, Total Adjusted EBITDA, was $16.5 million, compared to Total Adjusted EBITDA of $12.1 million for the prior year quarter. The increase in Adjusted EBITDA was primarily driven by timing of higher margin projects at the commercial structural steel and fabrication business at our Infrastructure segment and our Life Science segment primarily due to Pansend's net carrying amount of its investment in MediBeacon being zero, which resulted in no additional losses being recognized in our equity investment in MediBeacon in the current period, and a decrease in SG&A expenses at R2. Additionally contributing to the increase in Adjusted EBITDA was the Spectrum segment due to the elimination of Network's EBITDA losses in the comparable period as a result the termination of Network. The increase was partially offset by the Infrastructure segment driven by lower contributions at the industrial maintenance and repair business and Banker Steel due to timing and size of projects, as well as an increase in SG&A. The increase was also partially offset by the elimination of equity method income from our investment in HMN, which was sold on March 6, 2023.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Increase / (Decrease)	2023	2022	Increase/(Decrease)
Infrastructure	$23.5	$20.9	$2.6	$39.8	$41.4	$(1.6)
Life Sciences	(3.9)	(7.5)	3.6	(11.7)	(13.3)	1.6
Spectrum	0.8	0.4	0.4	1.2	1.7	(0.5)
Non-operating Corporate	(3.4)	(3.4)	—	(6.9)	(8.0)	1.1
Other and eliminations	(0.5)	1.7	(2.2)	(1.0)	1.8	(2.8)
Total Adjusted EBITDA	$16.5	$12.1	$4.4	$21.4	$23.6	$(2.2)

•Balance Sheet: As of June 30, 2023, INNOVATE had cash and cash equivalents, excluding restricted cash, of $28.8 million compared to $80.4 million as of December 31, 2022. On a stand-alone basis, as of June 30, 2023, the Non-operating Corporate segment had cash and cash equivalents of $9.5 million compared to $9.1 million at December 31, 2022.

Subsequent to the quarter, on July 31, 2023, INNOVATE drew an additional $7.0 million under the Revolving Credit Agreement, increasing the outstanding balance to $20.0 million.

Conference Call
INNOVATE will host a live conference call to discuss its second quarter 2023 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-888-886-7786 (Domestic Toll Free) / 1-416-764-8658 (Toll/International)
–Participant Entry Number: 85848080
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 85848080
*Available approximately two hours after the end of the conference call through August 23, 2023.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,800 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our previous Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; restructuring and exit costs; non-recurring items; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the launch of new products in the Life Sciences segment, anticipated performance of new channels and LPTV frequencies and expanded uses for LPTV channels in the Spectrum segment, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we may incur; our dependence on key personnel; volatility in the trading price of our common stock; the impact of recent supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; our ability to remain in compliance with the listing standards of the New York Stock Exchange; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$368.8	$392.2	$686.7	$805.0
Cost of revenue	316.2	341.9	590.5	704.9
Gross profit	52.6	50.3	96.2	100.1
Operating expenses:
Selling, general and administrative	41.1	42.1	82.8	84.7
Depreciation and amortization	5.6	6.9	11.9	13.8
Other operating loss (income)	0.1	1.7	(0.3)	1.3
Income (loss) from operations	5.8	(0.4)	1.8	0.3
Other (expense) income:
Interest expense	(16.3)	(12.5)	(31.9)	(25.1)
Loss from equity investees	(0.3)	(0.5)	(4.3)	(1.0)
Other income, net	0.3	1.5	16.8	1.4
Loss from operations before income taxes	(10.5)	(11.9)	(17.6)	(24.4)
Income tax expense	(1.2)	(2.0)	(2.1)	(3.6)
Net loss	(11.7)	(13.9)	(19.7)	(28.0)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	1.8	1.5	0.8	3.2
Net loss attributable to INNOVATE Corp.	(9.9)	(12.4)	(18.9)	(24.8)
Less: Preferred dividends	0.6	1.2	1.8	2.4
Net loss attributable to common stockholders	$(10.5)	$(13.6)	$(20.7)	$(27.2)

Loss per share - basic and diluted	$(0.13)	$(0.18)	$(0.27)	$(0.35)

Weighted average common shares outstanding - basic and diluted	77.9	77.5	77.8	77.4

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	June 30, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$28.8	$80.4
Accounts receivable, net	293.6	254.9
Contract assets	175.3	165.1
Inventory	19.9	18.9
Restricted cash	—	0.3
Other current assets	13.6	16.8
Total current assets	531.2	536.4
Investments	7.4	59.5
Deferred tax asset	1.7	1.7
Property, plant and equipment, net	161.5	165.0
Goodwill	127.0	127.1
Intangibles, net	182.6	190.1
Other assets	68.1	71.9
Total assets	$1,079.5	$1,151.7
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$188.7	$202.5
Accrued liabilities	73.3	65.4
Current portion of debt obligations	222.4	30.6
Contract liabilities	117.3	98.6
Other current liabilities	17.2	20.1
Total current liabilities	618.9	417.2
Deferred tax liability	3.8	9.1
Debt obligations	519.6	683.8
Other liabilities	55.2	71.2
Total liabilities	1,197.5	1,181.3
Commitments and contingencies
Temporary equity
Preferred stock Series A-3 and Series A-4, $0.001 par value	17.0	17.6
Shares authorized: 20,000,000 as of both June 30, 2023 and December 31, 2022
Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4 as of both June 30, 2023 and December 31, 2022
Redeemable non-controlling interest	(6.9)	43.4
Total temporary equity	10.1	61.0
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 as of both June 30, 2023 and December 31, 2022
Shares issued: 80,722,983 and 80,216,028 as of June 30, 2023 and December 31, 2022, respectively
Shares outstanding: 79,234,991 and 78,787,768 as of June 30, 2023 and December 31, 2022, respectively
Additional paid-in capital	327.0	330.1
Treasury stock, at cost: 1,487,992 and 1,428,260 shares as of June 30, 2023 and December 31, 2022, respectively	(5.4)	(5.3)
Accumulated deficit	(471.0)	(452.1)
Accumulated other comprehensive (loss) income	(1.6)	5.9
Total INNOVATE Corp. stockholders’ deficit	(150.9)	(121.3)
Non-controlling interest	22.8	30.7
Total stockholders’ deficit	(128.1)	(90.6)
Total liabilities, temporary equity and stockholders’ deficit	$1,079.5	$1,151.7

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended June 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$7.0	$(2.9)	$(5.3)	$(8.2)	$(0.5)	$(9.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	4.1	0.1	1.3	0.1	—	5.6
Depreciation and amortization (included in cost of revenue)	4.0	0.1	—	—	—	4.1
Other operating loss	0.1	—	—	—	—	0.1
Interest expense	3.4	0.7	3.4	8.8	—	16.3
Other (income) expense, net	(0.3)	(0.1)	1.9	(1.9)	0.1	(0.3)
Income tax expense (benefit)	3.8	—	—	(2.6)	—	1.2
Non-controlling interest	0.7	(1.9)	(0.6)	—	—	(1.8)
Share-based compensation expense	—	0.1	—	0.6	—	0.7
Restructuring and exit costs	0.5	—	—	—	—	0.5
Acquisition and disposition costs	0.2	—	0.1	(0.2)	(0.1)	—
Adjusted EBITDA	$23.5	$(3.9)	$0.8	$(3.4)	$(0.5)	$16.5

(in millions)	Three Months Ended June 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$6.8	$(5.3)	$(5.7)	$(9.5)	$1.3	$(12.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	—	1.5	0.1	—	6.9
Depreciation and amortization (included in cost of revenue)	3.6	—	—	—	—	3.6
Other operating loss	—	—	1.7	—	—	1.7
Interest expense	2.2	—	1.9	8.4	—	12.5
Other (income) expense, net	(1.4)	(0.2)	1.4	(1.2)	—	(1.4)
Gain on sale or dissolution of subsidiary	—	—	—	(0.1)	—	(0.1)
Income tax expense (benefit)	3.5	—	—	(1.5)	—	2.0
Non-controlling interest	0.7	(2.1)	(0.5)	—	0.4	(1.5)
Share-based compensation expense	—	0.1	—	0.4	—	0.5
Non-recurring items	0.1	—	—	—	—	0.1
Acquisition and disposition costs	0.1	—	0.1	—	—	0.2
Adjusted EBITDA	$20.9	$(7.5)	$0.4	$(3.4)	$1.7	$12.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Six Months Ended June 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$9.0	$(5.7)	$(10.3)	$(20.1)	$8.2	$(18.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	9.0	0.2	2.6	0.1	—	11.9
Depreciation and amortization (included in cost of revenue)	7.9	0.1	—	—	—	8.0
Other operating income	—	—	(0.3)	—	—	(0.3)
Interest expense	6.8	1.2	6.6	17.3	—	31.9
Other (income) expense, net	(0.5)	(4.0)	3.7	(3.5)	(12.5)	(16.8)
Income tax expense (benefit)	4.9	—	—	(1.6)	(1.2)	2.1
Non-controlling interest	0.9	(3.8)	(1.2)	—	3.3	(0.8)
Share-based compensation expense	—	0.3	—	0.9	—	1.2
Restructuring and exit costs	1.0	—	—	—	—	1.0
Acquisition and disposition costs	0.8	—	0.1	—	1.2	2.1
Adjusted EBITDA	$39.8	$(11.7)	$1.2	$(6.9)	$(1.0)	$21.4

(in millions)	Six Months Ended June 30, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$12.9	$(9.4)	$(9.1)	$(20.8)	$1.6	$(24.8)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	10.6	0.1	3.0	0.1	—	13.8
Depreciation and amortization (included in cost of revenue)	7.3	—	—	—	—	7.3
Other operating (income) loss	(0.6)	—	1.9	—	—	1.3
Interest expense	4.4	—	3.9	16.8	—	25.1
Other (income) expense, net	(1.3)	(0.1)	2.9	(2.8)	—	(1.3)
Gain on sale or dissolution of subsidiary	—	—	—	(0.1)	—	(0.1)
Income tax expense (benefit)	6.4	—	—	(2.8)	—	3.6
Non-controlling interest	1.3	(4.1)	(1.1)	—	0.7	(3.2)
Share-based compensation expense	—	0.2	—	1.1	—	1.3
Non-recurring items	0.1	—	—	—	—	0.1
Acquisition and disposition costs	0.3	—	0.2	0.5	(0.5)	0.5
Adjusted EBITDA	$41.4	$(13.3)	$1.7	$(8.0)	$1.8	$23.6